Exhibit 99.1

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY FIRST PLACE FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS November 5, 2008 – 10:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the proxy committee of the Board of Directors of First Place Financial Corp. (the “Company”), with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on Wednesday, November 5, 2008, at 10:00 a.m. Eastern Time, at the Avalon Golf & Country Club at Squaw Creek, 761 Youngstown-Kingsville Road SE, Vienna, Ohio, and at any and all adjournments thereof.

1. Adoption of the Agreement and Plan of Merger, dated as of May 7, 2008 by and between First Place Financial Corp. and Camco Financial Corporation.

2. The election of three (3) directors for terms of three (3) years each or until their successors are elected and qualified;

Donald Cagigas, Steven R. Lewis, and Samuel A. Roth

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

3. The ratification of the appointment of Crowe Horwath LLP as independent auditors of First Place for the fiscal year ending June 30, 2009.

4. The proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 33,000,000 to 53,000,000.

5. Adjustment of the Annual Meeting to a later date or dates, if necessary, to further permit solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the merger agreement.

The First Place board of directors has determined that the merger agreement is in the best interests of First Place and its stockholders. The board of directors has approved the merger agreement unanimously and recommends unanimously that stockholders vote “FOR” adoption of the merger agreement. The board of directors also recommends unanimously that you vote “FOR” the election of each of the nominees, “FOR” ratification of the appointment of Crowe Horwath LLP as the independent auditors, ‘“FOR” the amendement of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000 and “FOR” the proposal to adjourn the meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

This proxy is revocable at any time prior to the time of the vote at the Annual Meeting. This revocable proxy will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted FOR the proposals. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy committee of the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

For Against Abstain

With- For All For hold Except

For Against Abstain

Please be sure to date and sign Date this proxy card in the box below.

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST PLACE FINANCIAL CORP.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The above signer acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement relating to the Annual Meeting. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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